SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                               September 13, 2005

                       Speaking Roses International, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Utah                         0-22515                20-0612376
-----------------------------    ------------------------    ------------------
 (State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
      of incorporation                                       Identification No.)
                               545 West 500 South
                              Bountiful, Utah 84010

                    (Address of principal executive offices)

                                 (801) 677-7673

               Registrant's telephone number, including area code

                                       N/A

           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 7.01. Regulation FD Disclosure

On September 13, 2005, the Company announced to certain of its shareholders that it has entered into a sales agreement with RE/MAX Realtors under which the Company is offering personalized bouquets to RE/MAX real estate agents which can be sent to clients as part of their marketing efforts. The Company will make a charitable donation of 30% of the price of each bouquet to the Children's Miracle Network..

The Company also announced that the opening of its first franchise store is scheduled to occur in October 2005.

ITEM 8.01. Other Events

The Company entered into a sales agreement with RE/MAX Realtors under which the Company is offering personalized bouquets to RE/MAX real estate agents which can be sent to clients as part of their marketing efforts. Under the agreement, the Company will make a charitable donation of 30% of the price of each bouquet to the Children's Miracle Network.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2005

Speaking Roses International, Inc.

By:  /s/ John W. Winterholler
     -----------------------------
         John W. Winterholler,
         Chief Executive Officer


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